EXHIBIT 32.1

NORTHWEST NATURAL GAS COMPANY
Certificate Pursuant to Section 906
of Sarbanes – Oxley Act of 2002

Each of the undersigned, GREGG S. KANTOR, the President and Chief Executive Officer, and DAVID H. ANDERSON, the Senior Vice President and Chief Financial Officer, of NORTHWEST NATURAL GAS COMPANY (the Company), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

             IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 4th day of May 2009.

/s/ Gregg S. Kantor
Gregg S. Kantor
President and Chief Executive Officer

/s/ David H. Anderson
David H. Anderson
                                Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northwest Natural Gas Company and will be retained by Northwest Natural Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.